Exhibit 10.8


                           TERMINATION AGREEMENT

     This Termination Agreement ("Agreement") between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Joseph P. Henican, III ("Henican") is dated and effective as of November 15, 1999, (the "Effective Date").

                           W I T N E S S E T H:

     WHEREAS, Henican and the Company entered into an employment agreement (the "Employment Agreement") dated as of August 1, 1995 and amended as of October 31, 1998, pursuant to which, among other things, the Company agreed to make certain payments and provide certain benefits to Henican in the event that he terminated his employment with the Company for Good Reason (as that term is defined in Article III, paragraph 4 of the Employment Agreement);

     WHEREAS, Henican wishes to resign from his position as Chief Executive Officer of the Company and terminate his employment for Good Reason, effective November 15,1999;

     WHEREAS, Henican also wishes to resign from the Board of Directors of the Company, effective November 15, 1999;

     WHEREAS,   the  Company  wishes  to  accept  such   resignations   and
termination; and

     WHEREAS, the Company has agreed that Henican shall receive all termination benefits provided for in the Employment Agreement in the case of a resignation for Good Reason, as well as certain additional benefits provided for in this Agreement.

     NOW,  THEREFORE,  in  consideration  of   the   mutual  covenants  and
agreements contained herein, and intending to be legally bound, the parties agree as follows:

     1. RESIGNATION AND ACCEPTANCE OF RESIGNATION. Henican hereby resigns from his position as Chief Executive Officer of the Company and from the Board of Directors of the Company and terminates his employment for Good Reason. Henican also hereby resigns from each position he holds as a director and/or officer of any subsidiary of the Company. The Company hereby accepts such resignations and acknowledges that the resignation from the position of Chief Executive Officer of the Company and termination of employment is for Good Reason, as such term is defined in the Employment Agreement. Each of the foregoing resignations is effective as of the Effective Date.

     2. WAIVER OF NOTICE REQUIREMENT. The Company waives its right to require strict compliance with the notice requirements of Article III, Paragraph 7 of the Employment Agreement.

     3. OTHER COMPENSATION AND BENEFITS. The Company shall provide Henican the following compensation and benefits in addition to those provided for under the Employment Agreement in the case of termination of employment for Good Reason (including without limitation Article IV, Paragraph 3(a)):

     (a) Through the close of business on the second anniversary of the Effective Date (I.E., November 15, 2001) the Company shall provide to Henican and his eligible dependents the same insurance benefits as were provided to him immediately prior to the Effective Date, subject only to such changes, if any, as are applicable to the Company's most senior executives generally. Henican agrees to comply with any reasonable request of the Company for his assistance in assuring the eligibility of Henican and his dependents to receive such benefits.

     (b) On or before December 31, 1999, the Company shall pay Henican in cash the incentive bonus earned by him for the fiscal year ended October 31, 1999, which amount is agreed to be $35,467.

     (c) Henican shall be entitled to make whatever disposition of his 401(k) account as is authorized by the Company's 401(k) Plan. The Company hereby represents and warrants to Henican that he is fully vested in all contributions to the 401(k) Plan made by him or by the Company for his account.

     (d) The Company hereby conveys to Henican ownership of the IBM ThinkPad 600 notebook computer and accompanying printer previously provided to him by the Company. Henican agrees to maintain the confidentiality of all proprietary information and/or Confidential Information (as defined in the Employment Agreement) that may exist in the computer's memory, hard drive or similar hardware.

     4. EFFECT ON EMPLOYMENT AGREEMENT. Except as modified hereby, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   STEWART ENTERPRISES, INC.

                                   By:  /S/  FRANK  B.  STEWART,  JR.
                                      -------------------------------------
                                        Frank B. Stewart, Jr.
                                        Chairman of the Board



                                             /S/  JOSEPH  P.  HENICAN,  III
                                      -------------------------------------
                                        Joseph P. Henican, III